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                                 EXHIBIT 10.34

                            PREMIER BANCSHARES, INC.

                               STOCK OPTION PLAN
                       FOR THE MARKETING AND DEVELOPMENT
                            BOARD OF GWINNETT COUNTY
                 (Formerly, Citizens Gwinnett Bankshares, Inc.
                          Directors Stock Option Plan)

1.   Purpose.
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     The Premier Bancshares, Inc. Stock Option Plan For The Marketing and
Development Board of Gwinnett County (the "Plan"), formerly the Citizens Gwinnett Bankshares, Inc. Directors Stock Option Plan (the "Predecessor Plan"), is intended to promote the best interests of Premier Bancshares, Inc. (the "Company") and its shareholders by rewarding the continued active service of individuals who serve on the Company's Marketing and Development Board of Gwinnett County (the "Advisory Board"). This purpose will be carried out through the granting of stock options ("options") to acquire shares of the common stock of the Company (the "Common Stock") to eligible individuals. Such options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan amends and restates the Predecessor Plan. (Unless otherwise indicated by the context herein, reference to the "Company" includes the Company and its related corporations.)

2.   Effective Date and Term of Plan.
     -------------------------------

     The Plan became effective on January 1, 1995 upon its approval by the shareholders of Citizens Gwinnett Bankshares, Inc. ("Citizens") and was assumed by the Company as of the effective time of the merger of Citizens with and into the Company pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement") dated June 24, 1997, as amended, between the Company and Citizens. The Plan shall remain in effect until April 31, 1999.

3.   Administration of the Plan.
     --------------------------

          (a) The Plan shall be administered by the Board and, subject to the provisions of this Plan, the Board shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.
     Notwithstanding the foregoing, the Board may, in its discretion, delegate all or part of its authority to administer the Plan to the Compensation Committee of the Company, or to such other committee to whom it deems advisable to so delegate, and in the event of such delegation, references to the Board shall (except for Section 10 herein), include the committee authorized to administer the plan.

          (b) The Board shall act by a majority of its members then in office. Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion
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     and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

4.   Stock Subject to the Plan.
     -------------------------

     At the time of its adoption by Citizens, 112,000 shares (after giving effect to the exchange ratio) of Citizens common stock were authorized for issuance and delivery by exercise of options to be granted under the Predecessor Plan, subject to adjustment as provided in this Plan. As of the date of the Company's assumption of the Predecessor Plan pursuant to the terms of the Merger Agreement, a total of 44,800 shares of the Company's common stock (the "Common Stock") were available for issuance under the Plan. If any option issued under this Plan shall expire, terminate or be canceled for any reason prior to its exercise in full, then the shares of Common Stock subject to such option shall be added to the shares of Common Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

5.   Terms and Conditions of Stock Options.
     -------------------------------------

     Each option granted under the Plan shall be evidenced by an option agreement in such form, not inconsistent with this Plan, as the Board shall approve from time to time, which option agreement shall comply with and be subject to the following terms and conditions.

          (a) Eligibility.  Options may be granted only to individuals who are,
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     at the time of grant, members of the Marketing and Development Board for
     Gwinnett County (as previously defined, the "Advisory Board"). Such individuals may be employees or non-employees of the Company or a related corporation. Persons who are eligible to participate in the Plan are referred to herein individually as a "Participant."

          (b) Annual Option Grants.  On each of April 1, 1998 and April 1, 1999,
              --------------------
     each Participant who, during the previous fiscal year (or portion thereof after the effective time, as defined in the Merger Agreement), attended at least 75% of the meetings of the Advisory Board (unless a majority of the Board of the Company determines to excuse for good cause such lack of attendance) shall be granted on such date an option to purchase 3,200 shares of Common Stock for such service on the Advisory Board.

          (c) Option Exercise Price.  The option exercise price for each option
              ---------------------
     granted under the Plan shall be the book value per share as of December 31 of the fiscal year for which the option was granted. "Book Value" for purposes of this Plan shall be determined by the Company's independent certified public accountants and such calculations shall be deemed conclusive for purposes of this Plan.

          (d) Exercise of Option.  Options may be exercised only by written
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     notice to the Company, accompanied by payment, in cash or check payable to the Company, of the full exercise price for the shares as to which they are exercised.

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          (e) Term.  An option granted under the Plan shall not be exercisable
              ----
     after the expiration of ten years from the date of grant.

          (f) Termination of Service.  The options granted under this Plan shall
              ----------------------
     not be subject to earlier termination in the event of the cessation for any reason of a Participant's service on the Advisory Board.

          (g) Nontransferability.  An option granted under this Plan shall be
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     transferable only by will or by the laws of descent and distribution and during a recipient's lifetime shall be exercisable only by the recipient to whom the option is granted. Except as permitted by the preceding sentence, each option granted under this Plan shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and the option shall not be subject to execution, attachment or civil process. In the event of any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option contrary to the provisions of the Plan or upon the levy or any attachment or similar process upon such option, the option shall immediately become null and void.

          (h) Additional Terms.  Each option agreement may contain such other
              ----------------
     terms and conditions not inconsistent with the provisions of the Plan as the Board may deem appropriate from time to time.

6.   Stock Adjustments; Changes in Capitalization.
     --------------------------------------------

     If there is any change in the outstanding shares of Common Stock of the Company as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Company, the Board shall make such adjustments to Options, to the number of shares reserved for issuance and issuable under the Plan, and to any provisions of this Plan as the Board deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change. No fractional shares will be issued under the Plan on account of any such adjustment.

7.   Limitation of Rights.
     --------------------

          (a) No Right to Continue as Member of Advisory Board.  Neither the
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     Plan, nor the granting of any options, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a Participant as a member of the Advisory Board for any period of time, or at any particular rate of compensation.

          (b) No Shareholder's Rights for Options.  The holder of any options
              -----------------------------------
     granted under the Plan shall have no rights as a shareholder with respect to the shares of Common Stock covered by such options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

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8.   Withholding Taxes.
     -----------------

     Whatever shares of Common Stock are to be issued and delivered under the Plan, the Company shall have the right, at or prior to the delivery of any certificate or certificates for such shares, to require the recipient to remit to the Company, in the form of cash or check payable to the order of the Company, an amount sufficient to satisfy withholding requirements with respect to federal, state and local income and employment taxes

9.   Amendment, Modification and Termination.
     ---------------------------------------

     The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no amendment, modification or termination of the Plan shall adversely affect the rights of any recipient with respect to any outstanding option without such recipient's written consent thereto.

10.  Notices.
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     All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person, or on the third business day after mailed by depositing the same postage prepaid in a post office addressed to the Company at its principal office and to any other person at their last known address furnished to the Company.

11.  Restrictions on Shares.
     ----------------------

     The Company may impose such restrictions on shares acquired upon exercise of options granted under the Plan as it may deem advisable, including, without limitation, restrictions necessary to ensure compliance with the Securities Act, under the requirements of any applicable self-regulatory organization and under any blue sky or state securities laws applicable to such shares. The Company may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel to the Company.

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          IN WITNESS WHEREOF, this Premier Bancshares, Inc. Stock Option Plan
For The Marketing and Development Board of Gwinnett County has been executed in behalf of the Company effective as of the 12th day of December, 1997.


                              PREMIER BANCSHARES, INC.



                              By: /s/ Darrell D. Pittard
                                 ------------------------------------
                                  Darrell D. Pittard
                                  Chairman of the Board and
                                  Chief Executive Officer
Attest:


/s/ Barbara J. Burtt
---------------------------
Barbara Burtt, Secretary

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